Exhibit 10.14

March 20, 2024

To: Mr. Eric Gripentrog
 Kirkman Laboratories
6400 Rosewood Street

Lake Oswego, Oregon 97035

Subject: Certification of Prenatal Product Based on FORUM Low-Toxicity Standards

Dear Mr. Gripentrog

Purity Laboratories is pleased to inform Kirkman Laboratories that the prenatal product lots submitted for evaluation have successfully passed the certification standards set forth by The FORUM Institute.

Certification Process and Standards:

The FORUM’s certification standards are based on a rigorous testing protocol aligned with California Proposition 65, the United States Pharmacopeia, European Union regulations, U.S. Food and Drug Administration guidelines, and the October 2023 FIGO document on heavy metals and toxins. The testing was conducted exclusively by Purity Laboratories, an ISO 17025-accredited laboratory designated by The FORUM to evaluate compliance with these standards.

17387 SW 63rd, Lake Oswego, Oregon 97035

Phone: 503-816-1554 | Email: info@puritylabs.com

Below are the key components of the testing protocol that were applied to your product:

1.	Chemical and Pesticide Testing:

o	Screening for approximately 120 chemicals and pesticides, with detection limits in parts per billion (ppb).

o	Identification of harmful substances (“bad actors”) with a specialized focus on isolating these toxic compounds.

2.	Heavy Metals Analysis:

o	Testing for 24 heavy metals, including seven classified as hazardous under California Proposition 65, with allowable levels set below the most stringent safety thresholds.

o	Compliance with de minimis levels, as defined by Proposition 65 and the FIGO October 2023 guidelines for minimum testing levels of detection.

3.	Advanced Analytical Techniques:

o	Testing was conducted using Liquid Chromatography Tandem Mass Spectrometry (LC-MS/MS), Gas Chromatography Mass Spectrometry (GC- MS), and Inductively Coupled Plasma Mass Spectrometry (ICP-MS) to ensure precise detection and quantification of all required elements.

4.	Label Claims Verification:

o	Testing to verify folate or folic acid content against label claims, requiring ≥90% accuracy to meet FDA standards.

o	Evaluation of other formula ingredients to ensure compliance with current Good Manufacturing Practice (cGMP) standards.

5.	Microbial and Allergen Testing:

o	Comprehensive microbial testing, including checks for Salmonella, E. coli, and Listeria, with no tolerable detection.

o	Testing for seven common allergens, including egg, peanut, shellfish, and gluten, ensuring no presence above de minimis levels.

17387 SW 63rd, Lake Oswego, Oregon 97035

Phone: 503-816-1554 | Email: info@puritylabs.com

6.	Ingredient Safety and GMP Compliance:

o	Verification of ingredient safety to confirm compliance with FDA and FORUM guidelines.

o	Validation that all manufacturing facilities meet or exceed cGMP certification requirements.

Certification Details:

Certification Authority: The FORUM

Certification Standard: Low-Toxicity Prenatal Product Standard

Testing Lots Approved: Those that were submitted

Authorized Certification Mark:

Purity Laboratories commends Kirkman Laboratories on its commitment to delivering safe, low-toxicity prenatal products that meet the highest standards of maternal and fetal health. If you require further details or support for additional certifications, please contact us.

Sincerely,

/s/ Kulani Mahikoa
Kulani Mahikoa
President
Purity Laboratories

17387 SW 63rd, Lake Oswego, Oregon 97035

Phone: 503-816-1554 | Email: info@puritylabs.com

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